Exhibit 99.1

Form of Proxy Card

DOLLAR THRIFTY

AUTOMOTIVE GROUP, INC.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 15, 2010.

Vote by Internet

• Log on to the Internet and go to http://proxy.georgeson.com/

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting of Stockholders Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

A    Proposals — The Board of Directors recommends a vote FOR Proposal No. 1 and FOR Proposal No. 2.

1.

Adopt the Agreement and Plan of Merger, dated as of April 25, 2010, by and among Hertz Global Holdings, Inc., referred to as Hertz, HDTMS, Inc., a wholly owned subsidiary of Hertz, referred to as Merger Sub, and Dollar Thrifty Automotive Group, Inc., referred to as DTG, as may be amended from time to time, pursuant to which Merger Sub will merge with and into DTG, and DTG will continue as the surviving entity and a wholly owned subsidiary of Hertz.

		For ☐	Against ☐	Abstain ☐

2.	Approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.	For ☐	Against ☐	Abstain ☐

B   Non-Voting Items

Change of Address — Please print new address below.

C    Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name(s) appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Proxy — DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. PURSUANT TO A SEPARATE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT DATED XXXXX, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

The undersigned hereby appoints Vicki J. Vaniman and Kimberly D. Paul, and each of them, the true and lawful attorneys and proxies, each with the power of substitution and revocation, for and in the name, place and stead of the undersigned and hereby authorizes each of them or either of them voting singly to represent and vote, as designated below, all the shares of Common Stock of Dollar Thrifty Automotive Group, Inc. held of record by the undersigned on August 13, 2010 at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on September 16, 2010 at 10 South Dearborn Street, Plaza Level Auditorium, Chicago, Illinois 60603 or any adjournment or postponement thereof.

This proxy, when properly executed and returned in the enclosed envelope, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the proposal to adopt the Agreement and Plan of Merger, dated as of April 25, 2010, and FOR the proposal to approve the adjournment of the meeting. This proxy will also be voted in the discretion of the proxies upon such other matters as may properly come before the meeting and at any adjournment or postponement thereof.

The undersigned hereby revokes any proxies heretofore given and ratifies and confirms to all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Both of said proxies or their substitutes who shall be present and act at the meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies.

In their discretion, the persons named as proxies on this card are authorized to vote upon such other matters as may properly come before the meeting and at any adjournment or postponement thereof.

(Continued and to be marked, dated and signed on reverse side)